EXHIBIT 24.2

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this registration statement on Form S-1 of our report dated February 18, 2000 (except for paragraph 8 of footnote 3 which is dated July 24, 2000) on the financial statements of Global Water Technologies, Inc., and to references in the prospectus to our firm as experts in accounting and auditing.




                                            /S/ COMISKEY & COMPANY
                                            PROFESSIONAL CORPORATION

Denver, Colorado
July 27, 2000